Exhibit 10.19

ADD-ON TERM LOAN JOINDER AGREEMENT

THIS ADD-ON TERM LOAN JOINDER AGREEMENT dated as of June 19, 2015 (this “Agreement”) is by and among each of the Persons identified as “Add-On Term Loan Lenders” on the signature pages hereto (each, an “Add-On Term Loan Lender”), SynCardia Systems, Inc., a Delaware corporation (the “Borrower”), the Guarantors, and Cantor Fitzgerald Securities, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of December 13, 2013 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have agreed to provide the Borrower with term loan facilities;

WHEREAS, pursuant to Section 2.01(e) of the Credit Agreement, the Borrower has requested that each Add-On Term Loan Lender provide a portion of the Add-On Term Loan under the Credit Agreement; and

WHEREAS, each Add-On Term Loan Lender has agreed to provide a portion of the Add-On Term Loan on the terms and conditions set forth herein and to become an “Add-On Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Add-On Term Loan Lender severally agrees to make its portion of the Add-On Term Loan in a single advance to the Borrower on the date hereof in the amount of its respective Add-On Term Loan Commitment; provided that, after giving effect to such advances, the Outstanding Amount of the Add-On Term Loan shall not exceed SIX MILLION DOLLARS ($6,000,000). The Add-On Term Loan Commitment and Applicable Percentage for each of the Add-On Term Loan Lenders shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

2. The Add-On Term Loan shall bear interest on the outstanding principal amount thereof from the date of issuance thereof at the rate per annum set forth in Section 2.05(a) and (b) of the Credit Agreement.

3. The Borrower and Add-On Term Loan Lenders hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $5,910,000 (it being understood that the Add-On Term Loan has been issued with original issue discount and that the aggregate original principal amount of the Add-On Term Loan is $6,000,000), (i) certain Lenders shall make the Add-On Term Loan to the Borrower, in the respective amounts set forth opposite the applicable Lender’s name on Schedule 2.01 and (ii) the Borrower has sold to, and the Add-On Term Lenders have purchased from the Borrower, the Add-On Term Loan Warrants. Furthermore, the Borrower and the applicable Lenders hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Internal Revenue Code) of the Add-On Term Loan is determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Add-On Term Loan Warrants within the meaning of Section 1273(b) of the Internal

Revenue Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $0.00. The Loan Parties and the applicable Lenders agree to report all income tax matters with respect to the issuance of the Term Loan and the Warrants consistent with the provisions of this Section 3 unless otherwise required due to a change in applicable law.

4. The maturity date for the Add-On Term Loan shall be equal to the Maturity Date. The Borrower shall repay the outstanding principal amount of the Add-On Term Loan, together with all accrued and unpaid interest thereon and all other Obligations, on the Maturity Date.

5. Each Add-On Term Loan Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Add-On Term Loan Lender under the Credit Agreement, (ii) it meets all requirements of an Add-On Term Loan Lender under Section 2.02(c) of the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Add-On Term Loan Lender thereunder and shall have the obligations of an Add-On Term Loan Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Add-On Term Loan Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Add-On Term Loan Lender.

6. Each of the Administrative Agent, the Borrower, and the Guarantors agrees that, as of the date hereof, each Add-On Term Loan Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be an “Add-On Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of an Add-On Term Loan Lender under the Credit Agreement and the other Loan Documents.

7. The address of each Add-On Term Loan Lender for purposes of all notices and other communications has been separately provided by such Add-On Term Loan Lender to the Administrative Agent.

8. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Add-On Term Loan Joinder Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

ADD-ON TERM
LOAN LENDERS:	ATHYRIUM OPPORTUNITIES FUND (A) LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

	By:	/s/ Andrew Hyman
	Title:	Authorized Signatory
Date:

ATHYRIUM OPPORTUNITIES FUND (B) LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

	By:	/s/ Andrew Hyman
	Title:	Authorized Signatory
Date:

[Add-On Term Loan Joinder Agreement]

SWK FUNDING LLC,
a Delaware limited liability company

By:	SWK HOLDINGS CORPORATION, its sole Manager

By:	/s/ Brett Pope
Title:	CEO
Date:	6/18/2015

[Add-On Term Loan Joinder Agreement]

BORROWER:	SYNCARDIA SYSTEMS, INC.,
a Delaware corporation

	By:	/s/ Michael P. Garippa
	Name:	Michael P. Garippa
	Title:	CEO/President

Accepted and Agreed:

CANTOR FITZGERALD SECURITIES, as Administrative Agent

By:	/s/ James Bond
Name:	James Bond
Title:	Chief Operating Officer

[Add-On Term Loan Joinder Agreement]

Schedule 2.01

Schedule 2.01 – Commitments and Applicable Percentages

TERM LOAN AND WARRANTS

Lender	Term Loan Commitment	Applicable Percentage of Term Loan Commitment	Number of Shares of Series E Convertible Preferred Stock*	Purchase Price of Shares*
ATHYRIUM OPPORTUNITIES FUND (A) LP	$7,727,150.34	64.3929194714%	78,530	$259,645.13
ATHYRIUM OPPORTUNITIES FUND (B) LP	$4,272,849.66	35.607805286%	43,425	$143,574.87

TOTAL	$12,000,000.00	100.000000000%	121,955	$403,220

*	Subject to adjustment per the terms of the Warrants and conversion of Series E Convertible Preferred Stock to Common Stock.

TERM LOAN A

Lender	Term Loan A Commitment	Applicable Percentage of Term Loan A Commitment
SWK FUNDING LLC	$4,000,000.00	100.000000000%

TOTAL	$4,000,000.00	100.000000000%

[Add-On Term Loan Joinder Agreement]

ADD-ON TERM LOANS

Lender	Add-On Term Loan Commitment	Applicable Percentage of Add-On Term Loan A Commitment	Number of Shares of Common Stock	Purchase Price of Shares
SWK FUNDING LLC	$2,500,000.00	41.6666666667%	320,513	$250,000.14
ATHYRIUM OPPORTUNITIES FUND (A) LP	$2,253,752.18	37.5625363583%	288,943	$225,375.24
ATHYRIUM OPPORTUNITIES FUND (B) LP	$1,246,247.82	20.7707969750%	159,775	$124,624.80

TOTAL	$6,000,000.00	100.000000000%	769,231	$600,000.18

ALL LOANS

Lender	Commitment	Applicable Percentage of Aggregate Commitments
ATHYRIUM OPPORTUNITIES FUND (A) LP	$9,980,902.52	45.3677387341%
ATHYRIUM OPPORTUNITIES FUND (B) LP	$5,519,097.48	25.0868067205%
SWK FUNDING LLC	$6,500,000.00	29.5454545455%

TOTAL	$22,000,000.00	100.000000000%

[Add-On Term Loan Joinder Agreement]